Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Todd Nelson, Vice President – Finance

217-788-5738

HORACE MANN REPORTS RESULTS

FOR THIRD QUARTER

SPRINGFIELD, Ill., October 26, 2011 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $23.2 million (56 cents per share) and $37.3 million (90 cents per share) for the three and nine months ended September 30, 2011, respectively, compared to net income of $20.1 million (49 cents per share) and $65.7 million ($1.61 per share) for the same periods in 2010. Included in net income were net realized gains on securities of $21.2 million ($13.7 million after tax, or 33 cents per share) and $32.7 million ($21.1 million after tax, or 51 cents per share) for the three and nine months ended September 30, 2011, respectively. In the same periods in 2010, net income included net realized investment gains of $12.1 million ($7.7 million after tax, or 19 cents per share) and $25.3 million ($16.3 million after tax, or 40 cents per share), respectively. All per-share amounts are stated on a diluted basis.

“While only somewhat greater than last year’s third quarter, 2011 catastrophe losses continued to exceed our expectations in the current quarter. Through nine months, we already have surpassed our previous annual record for catastrophe losses. For the three months ended September 30, 2011, our losses from the 9 catastrophe events in the period were $18.3 million pretax, representing 13.4 percentage points of the quarter’s combined ratio,” said Peter H. Heckman, President and Chief Executive Officer. “Our net income before realized investment gains and losses was 23 cents per share for the third quarter, a 7 cent decrease compared to prior year, primarily due to the negative impact of this quarter’s valuation of annuity deferred policy acquisition costs which was largely driven by the change in financial market performance. The total property and casualty accident year combined ratio excluding catastrophes of 92.7 percent in the current quarter was 6.8 percentage points lower than the same period last year, primarily driven by improvements in property losses which were partially offset by an increase in the auto loss ratio. The 2011 nine month property and casualty accident year combined ratio excluding catastrophes of 93.0 percent was 1.6 percentage points lower than prior year, also primarily reflecting improved underlying results in the property line.” Continued Heckman, “While the weather and financial markets made for a challenging quarter, improved underlying results and the increase in our net unrealized investment gain position over the last three months resulted in a September 30, 2011 reported book value per share of $26.44, a sequential increase of 13 percent over the prior quarter-end.”

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“Primarily due to the level of catastrophe losses experienced in the quarter and the increased amortization of annuity deferred policy acquisition costs resulting from both unfavorable financial market performance and realized investment gains, we are lowering our estimate of full-year 2011 net income before realized investment gains and losses to between 90 cents and $1.00 per share from our previously estimated range of $1.10 to $1.30 per share,” stated Heckman. “This estimate assumes a more normal level of catastrophe losses and moderate financial market appreciation for the remaining three months of the year.”

Segment Earnings

The property and casualty segment recorded net income of $1.7 million for the quarter, an increase of $0.2 million compared to the same period in 2010. As described above, catastrophe costs were notable in the current quarter. The third quarter 2011 property and casualty combined ratio was 104.6 percent, including 13.4 percentage points due to catastrophe costs, compared to 106.8 percent, including 12.6 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $2.0 million was recorded in the third quarter of 2011, which represented 1.5 percentage points on the combined ratio, compared to $7.3 million, or 5.2 percentage points on the combined ratio, recorded in the third quarter of 2010. Excluding claim settlement expenses, Florida sinkhole losses incurred in the current quarter were minimal, representing a significant decrease compared to the amounts in each of the last two quarters of 2010 as well as the first quarter of 2011. “During the quarter, we completed one of our key initiatives to address sinkhole loss exposure in the most affected counties in Florida — a risk mitigation plan that primarily focused on non-renewals,” said Heckman. “As a result, we have virtually no exposure remaining in the most sinkhole-prone counties and our total property policy in force count in Florida has been reduced to less than 6,000.” For the first nine months of 2011, the total property and casualty combined ratio was 111.4 percent, an increase of 10.6 percentage points compared to a year earlier, including a 10.0 percentage point increase in the impact of catastrophe losses and a 2.1 percentage point smaller benefit from favorable prior years’ reserve development.

Annuity segment net income was $4.3 million and $20.5 million for the three and nine months ended September 30, 2011, respectively, decreasing $4.2 million and $2.2 million compared to the respective prior year periods. The evaluation of deferred policy acquisition costs in the current quarter had a $5.8 million negative impact on annuity segment pretax earnings compared to a $1.9 million favorable impact in the prior year third quarter. Partially offsetting that item, the interest margin earned on fixed annuity assets increased 9 percent compared to the third quarter of 2010, with a year-to-date net interest spread of 199 basis points for the current period, slightly higher than the first nine months of 2010. Charges and fees earned in the quarter, primarily on variable annuity contracts, also increased compared to prior year. Total annuity net fund flows continued to be positive in the current period, as they were throughout the prior

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three years, with total accumulated account values increasing 5 percent compared to September 30, 2010. Total cash value persistency of 94 percent was comparable to a year earlier.

Life segment net income of $3.6 million for the third quarter and $13.5 million for the nine months each decreased approximately $2 million from the comparable prior year periods, primarily due to higher mortality costs in 2011. Life persistency remained strong at 95 percent.

Segment Revenues

Compared to 2010, the company’s total premiums written and contract deposits increased 3 percent for the quarter and 2 percent year-to-date, both driven by the increase in annuity deposit receipts.

Total property and casualty premiums written decreased 1 percent and 2 percent compared to the three and nine months ended September 30, 2010, with increases in average property and auto premiums per policy more than offset by a reduced level of policies in force.

Annuity deposits received increased 10 percent compared to both the third quarter and first nine months of 2010, each reflecting increases in single deposit and rollover receipts of over 24 percent, partially offset by decreases in scheduled, flexible premium annuity deposit receipts compared to a year ago. Life segment insurance premiums and contract deposits decreased approximately 1 percent compared to both the third quarter and first nine months of the prior year.

Sales and Distribution

For the three months ended September 30, 2011, true new auto sales units increased 7 percent compared to the prior year, moderating the year-to-date decrease to 7 percent. Total new auto sales units were comparable to the third quarter of 2010 and decreased 6 percent compared to the first nine months of 2010. In 2011, total annuity sales increased 22 percent compared to the first nine months of the prior year, building on the positive results produced throughout 2010, with similar percentage increases in both new scheduled deposit business and single premium and rollover deposits. “These sales results for our lead lines of business are encouraging. We continued to sustain positive growth momentum in annuity new business levels during the quarter, with agent training and marketing programs focused on retirement planning contributing to this result. In the auto line, pricing, underwriting and marketing initiatives — designed to increase new policy sales — are in the process of being rolled out on a state-by-state basis, and we are beginning to see early benefits from those actions. Additional targeted states are scheduled for rollout in the fourth quarter,” said Heckman.

At September 30, 2011, there was a combined total of 735 Exclusive Agencies and Employee Agents, compared to 741 at December 31, 2010 and 701 at September 30, 2010. “The size of our agency force remained comfortably above where we were 12 months ago, and we made further

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progress during the quarter toward surpassing the prior year-end count again this year,” said Heckman.

Investments

In 2011, total net investment income increased 5 percent compared to both the three and nine months ended September 30, 2010. Pretax net realized investment gains were $21.2 million in the third quarter of 2011 and included no impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $428.2 million at September 30, 2011 increased more than 65 percent compared to the $256.7 million net unrealized gain at June 30, 2011. Net unrealized gains were $360.5 million at September 30, 2010.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
DIGEST OF EARNINGS

Net income	$23.2	$20.1	15.4%	$37.3	$65.7	-43.2%

Net income per share:
Basic	$0.58	$0.51	13.7%	$0.93	$1.67	-44.3%
Diluted	$0.56	$0.49	14.3%	$0.90	$1.61	-44.1%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.9	39.4	1.3%	39.9	39.3	1.5%
Diluted	41.5	41.1	1.0%	41.5	40.9	1.5%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$298.9	$289.3	3.3%	$802.3	$782.8	2.5%

Return on equity (A)				5.5%	10.8%	N.M.

Property & Casualty GAAP combined ratio	104.6%	106.8%	N.M.	111.4%	100.8%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	13.4%	12.6%	N.M.	19.8%	9.8%	N.M.

Exclusive agencies (B)				519	387	34.1%
Employee agents (C)				216	314	-31.2%
Total				735	701	4.9%

Additional Per Share Information

Dividends paid	$0.11	$0.08	37.5%	$0.33	$0.24	37.5%

Book value (D)				$26.44	$24.69	7.1%

Financial Position

Total assets				$7,336.7	$6,984.5	5.0%
Short-term debt				38.0	38.0	-
Long-term debt				199.7	199.7	-
Total shareholders’ equity				1,055.5	973.9	8.4%

N.M. - Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(C)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $20.00 at September 30, 2011 and $19.19 at September 30, 2010. Ending shares outstanding were 39,918,707 at September 30, 2011 and 39,444,031 at September 30, 2010.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$167.1	$168.0	-0.5%	$500.1	$502.8	-0.5%
Net investment income	71.5	68.3	4.7%	213.7	203.3	5.1%
Net realized investment gains	21.2	12.1	75.2%	32.7	25.3	29.2%
Other income	1.1	1.6	-31.3%	4.2	5.3	-20.8%

Total revenues	260.9	250.0	4.4%	750.7	736.7	1.9%

Benefits, claims and settlement expenses	124.4	124.9	-0.4%	398.8	356.2	12.0%
Interest credited	39.3	37.1	5.9%	115.0	108.9	5.6%
Policy acquisition expenses amortized	27.9	20.2	38.1%	71.7	66.1	8.5%
Operating expenses	34.0	36.1	-5.9%	102.6	104.2	-1.6%
Interest expense	3.4	3.4	-	10.4	10.4	-

Total benefits, losses and expenses	229.0	221.7	3.3%	698.5	645.8	8.2%

Income before income taxes	31.9	28.3	12.8%	52.2	90.9	-42.6%
Income tax expense	8.7	8.2	6.4%	14.9	25.2	-40.8%

Net income	$23.2	$20.1	15.4%	$37.3	$65.7	-43.2%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$144.0	$146.0	-1.4%	$409.9	$419.0	-2.2%
Involuntary and other property & casualty	0.8	0.6	33.3%	2.3	3.1	-25.8%

Total Property & Casualty	144.8	146.6	-1.2%	412.2	422.1	-2.3%

Annuity deposits	130.1	118.6	9.7%	318.9	288.7	10.5%

Life	24.0	24.1	-0.4%	71.2	72.0	-1.1%

Total	$298.9	$289.3	3.3%	$802.3	$782.8	2.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$1.7	$1.5	13.3%	$(11.6)	$21.0	N.M.

Annuity	4.3	8.5	-49.4%	20.5	22.7	-9.7%

Life	3.6	5.6	-35.7%	13.5	15.7	-14.0%

Corporate and other (A)	13.6	4.5	202.2%	14.9	6.3	136.5%

Net income	23.2	20.1	15.4%	37.3	65.7	-43.2%

Catastrophe costs, after tax, included above (B)	(11.8)	(11.3)	4.4%	(52.8)	(26.3)	100.8%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
PROPERTY & CASUALTY

Premiums written	$144.8	$146.6	-1.2%	$412.2	$422.1	-2.3%
Premiums earned	136.7	139.3	-1.9%	410.5	415.8	-1.3%
Net investment income	8.9	9.2	-3.3%	27.4	27.1	1.1%
Other income	0.1	0.1	-	0.3	0.4	-25.0%
Losses and loss adjustment expenses (LAE)	108.0	112.0	-3.6%	352.6	313.9	12.3%
Operating expenses (includes policy acquisition expenses amortized)	34.9	36.9	-5.4%	104.7	105.2	-0.5%
Income (loss) before tax	2.8	(0.3)	N.M.	(19.1)	24.2	N.M.
Net income (loss)	1.7	1.5	13.3%	(11.6)	21.0	N.M.

Net investment income, after tax	7.6	7.9	-3.8%	23.3	23.3	-

Catastrophe costs, after tax (A)	11.8	11.3	4.4%	52.8	26.3	100.8%
Catastrophe losses and LAE, before tax	18.3	17.5	4.6%	81.3	40.5	100.7%
Reinsurance reinstatement premiums, before tax	-	-	-	-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	79.0%	80.4%	N.M.	85.9%	75.5%	N.M.
Expense ratio	25.6%	26.4%	N.M.	25.5%	25.3%	N.M.
Combined ratio	104.6%	106.8%	N.M.	111.4%	100.8%	N.M.

Effect on the combined ratio of:
Catastrophe costs	13.4%	12.6%	N.M.	19.8%	9.8%	N.M.
Write-off software development costs	-	1.6%	N.M.	-	0.5%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$144.0	$146.0	-1.4%	$409.9	$419.0	-2.2%
Automobile	90.8	93.9	-3.3%	271.3	279.9	-3.1%
Property	53.2	52.1	2.1%	138.6	139.1	-0.4%

Premiums earned (voluntary) (B)	136.0	138.7	-1.9%	409.1	413.7	-1.1%
Automobile	90.3	93.0	-2.9%	273.3	279.1	-2.1%
Property	45.7	45.7	-	135.8	134.6	0.9%

Policies in force (voluntary) (in thousands)				729	772	-5.6%
Automobile				489	516	-5.2%
Property				240	256	-6.3%

Policy renewal rate (voluntary)
Automobile (6 months)				90.7%	91.4%	N.M.
Property (12 months)				85.2%	88.0%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	75.0%	66.4%	N.M.	72.5%	66.8%	N.M.
Expense ratio	26.0%	25.1%	N.M.	25.7%	24.8%	N.M.
Combined ratio	101.0%	91.5%	N.M.	98.2%	91.6%	N.M.

Effect on the combined ratio of:
Catastrophe costs	2.3%	1.7%	N.M.	2.2%	1.1%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	86.5%	109.0%	N.M.	113.0%	93.2%	N.M.
Expense ratio	25.0%	29.3%	N.M.	25.2%	26.4%	N.M.
Combined ratio	111.5%	138.3%	N.M.	138.2%	119.6%	N.M.

Effect on the combined ratio of:
Catastrophe costs	35.9%	35.4%	N.M.	55.9%	28.1%	N.M.
Write-off software development costs	-	5.0%	N.M.	-	1.7%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$1.1	$5.2	-78.8%	$3.8	$10.7	-64.5%
Total property	0.9	2.1	-57.1%	1.9	3.9	-51.3%
Other property and casualty	-	-	-	-	-	-

Total	2.0	7.3	-72.6%	5.7	14.6	-61.0%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
ANNUITY

Contract deposits	$130.1	$118.6	9.7%	$318.9	$288.7	10.5%
Variable	25.5	26.0	-1.9%	81.0	81.8	-1.0%
Fixed	104.6	92.6	13.0%	237.9	206.9	15.0%
Contract charges earned	4.9	4.2	16.7%	14.4	13.0	10.8%
Net investment income	45.5	42.1	8.1%	135.0	125.2	7.8%
Net interest margin (without realized investment gains and losses)	16.5	15.1	9.3%	50.9	46.5	9.5%
Other income	0.3	0.9	-66.7%	2.0	2.9	-31.0%
Mortality loss and other reserve changes	(0.6)	(0.3)	100.0%	(1.6)	(1.2)	33.3%
Operating expenses (includes policy acquisition expenses amortized)	15.4	7.3	111.0%	35.8	29.5	21.4%
Income before tax	5.7	12.6	-54.8%	29.9	31.7	-5.7%
Net income	4.3	8.5	-49.4%	20.5	22.7	-9.7%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(5.8)	$1.9	N.M.	$(5.6)	$(0.9)	N.M.
Guaranteed minimum death benefit reserve	(0.3)	0.1	N.M.	(0.4)	-	N.M.

Annuity contracts in force (in thousands)				182	178	2.2%
Accumulated value on deposit				$4,137.1	$3,934.4	5.2%
Variable				1,173.1	1,267.6	-7.5%
Fixed				2,964.0	2,666.8	11.1%
Annuity accumulated value retention - 12 months
Variable accumulations				92.5%	93.4%	N.M.
Fixed accumulations				94.7%	94.6%	N.M.

LIFE

Premiums and contract deposits	$24.0	$24.1	-0.4%	$71.2	$72.0	-1.1%
Premiums and contract charges earned	25.5	24.5	4.1%	75.2	74.0	1.6%
Net investment income	17.3	17.3	-	52.0	51.8	0.4%
Income before tax	6.3	8.9	-29.2%	21.7	24.6	-11.8%
Net income	3.6	5.6	-35.7%	13.5	15.7	-14.0%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.3)	$(0.3)	-	$(0.7)	$(0.4)	75.0%

Life policies in force (in thousands)				204	208	-1.9%
Life insurance in force				$14,061	$13,833	1.6%
Lapse ratio - 12 months (Ordinary life insurance)				4.8%	5.0%	N.M.

CORPORATE AND OTHER (A)

Components of income before tax:
Net realized investment gains	$21.2	$12.1	75.2%	$32.7	$25.3	29.2%
Interest expense	(3.4)	(3.4)	-	(10.4)	(10.4)	-
Other operating expenses, net investment income and other income	(0.7)	(1.6)	-56.8%	(2.6)	(4.5)	-42.5%
Income before tax	17.1	7.1	141.5%	19.7	10.4	89.8%
Net income	13.6	4.5	202.2%	14.9	6.3	136.5%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2011, $4,108.0; 2010, $3,642.3)				$4,498.5	$3,951.9	13.8%
Equity securities, at fair value (cost 2011, $5.6; 2010, $29.8)				6.6	31.2	-78.8%
Short-term investments				78.8	142.0	-44.5%
Short-term investments, securities lending collateral				-	-	-
Policy loans and other				126.7	119.6	5.9%

Total Annuity and Life investments				4,710.6	4,244.7	11.0%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2011, $774.0; 2010, $767.9)				808.5	814.7	-0.8%
Equity securities, at fair value (cost 2011, $14.3; 2010, $18.0)				16.5	20.8	-20.7%
Short-term investments				26.7	7.2	270.8%
Short-term investments, securities lending collateral				-	-	-

Total Property & Casualty investments				851.7	842.7	1.1%

Corporate investments				17.6	29.2	-39.7%

Total investments				5,579.9	5,116.6	9.1%

Net investment income
Before tax	$71.5	$68.3	4.7%	$213.7	$203.3	5.1%
After tax	48.3	46.3	4.3%	144.4	137.8	4.8%

Net realized investment gains by investment portfolio included in the Corporate and Other segment income
Property & Casualty	$4.9	$1.2	N.M.	$9.2	$4.9	87.8%
Annuity	8.1	7.3	11.0%	12.3	15.8	-22.2%
Life	8.2	3.6	127.8%	11.2	4.4	154.5%
Corporate and Other	-	-	-	-	0.2	-100.0%

Total, before tax	21.2	12.1	75.2%	32.7	25.3	29.2%
Total, after tax	13.7	7.7	77.9%	21.1	16.3	29.4%
Per share, diluted	$0.33	$0.19	73.7%	$0.51	$0.40	27.5%

N.M. - Not meaningful.

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